Exhibit 23


            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-74459) pertaining to the Investment/Profit Sharing Plan of Ingles Markets, Incorporated of our report dated June 27, 2005, with respect to the consolidated financial statements and supplemental schedule of Ingles Markets, Incorporated Investment/Profit Sharing Plan included in the Annual Report (Form 11-K) for the year ended December 31, 2004.

                                                       /s/ ERNST & YOUNG LLP


Greenville, South Carolina
June 27, 2005